                                  EXHIBIT 11.0

                      SIERRA ON-LINE, INC. AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                                                                                         THREE MONTHS ENDED
                                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            SEPTEMBER 30, 1995           SEPTEMBER 30, 1994
                                                                            ------------------           ------------------

Weighted average number of common shares outstanding.....................           18,331                       16,146
Common share equivalents:
    Dilutive effect of stock options.....................................            1,381                           --
                                                                               -----------                  -----------
       Total average common and common equivalent shares.................           19,712                       16,146
                                                                               ===========                  ===========

Net income (loss)........................................................      $     3,257                  $      (850)
                                                                               ===========                  ===========

Net income (loss) per common and common equivalent share.................      $      0.17                  $    (0.05)
                                                                               ===========                  ==========



                                                                                          SIX MONTHS ENDED
                                                                               (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                            SEPTEMBER 30, 1995           SEPTEMBER 30, 1994
                                                                            ------------------           ------------------

Weighted average number of common shares outstanding.....................           17,988                       16,136
Common share equivalents:
    Dilutive effect of stock options.....................................            1,251                           --
                                                                               -----------                  -----------
       Total average common and common equivalent shares.................           19,239                       16,136
                                                                               ===========                  ===========

Net income (loss)........................................................      $     3,289                  $    (4,995)
                                                                               ===========                  ===========

Net income (loss) per common and common equivalent share.................      $      0.17                  $    (0.31)
                                                                               ===========                  ==========





















                                       12